As filed with the Securities and Exchange Commission on August 23, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
BMC STOCK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_________________________

Delaware (State or other jurisdiction of incorporation or organization)	26-4687975 (I.R.S. Employer Identification Number)
8020 Arco Corporate Drive, Suite 400
Raleigh, NC 27617
(919) 431-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________
Timothy D. Johnson
Executive Vice President, General Counsel & Corporate Secretary
BMC Stock Holdings, Inc.
8020 Arco Corporate Drive, Suite 400
Raleigh, NC 27617
(919) 431-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Andrew L. Fabens
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4034
_________________________
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)
_________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities, Depositary Shares, Warrants, Units, Purchase Contracts	(2)	(2)	(2)	(3)
(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the securities being registered.
(2)    Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.
(3)    In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

BMC STOCK HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
DEPOSITARY SHARES
WARRANTS
UNITS
PURCHASE CONTRACTS
BMC Stock Holdings, Inc. (the “Company”) or selling securityholders may offer, from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock, par value $0.01 per share (“Common Stock”), preferred stock, par value $0.01 per share, debt securities, guarantees of debt securities, depositary shares, warrants, units or purchase contracts (collectively, the “securities”). We will not receive any of the proceeds from the sale of our securities offered by selling securityholders.
We or selling securityholders may offer and sell securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to the securities. The specific terms of any securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our registration of securities covered by this prospectus does not mean that we or selling securityholders will offer or sell any securities.
Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BMCH.” The last sale price of our Common Stock on August 22, 2019, as reported by Nasdaq, was $25.36 per share.
Our principal executive offices are located at 8020 Arco Corporate Drive, Suite 400, Raleigh, NC 27617. Our telephone number is (919) 431-1000.
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Investing in these securities involves risks. Before making a decision to invest in our securities, you should carefully consider the matters described in the section entitled “Risk Factors” beginning on page 6 of this prospectus and the risk factors included in our periodic reports and in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 23, 2019

Neither we nor any underwriter have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, including the information incorporated by reference herein, and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.
When used in this prospectus, the terms “BMC Stock,” “the Company,” “we,” “our” and “us” refer to BMC Stock Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement and related exhibits with the SEC under the Securities Act. You may review a copy of the registration statement including its exhibits and schedules on the Internet website maintained by the SEC at www.sec.gov.
We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our internet address is ir.buildwithbmc.com. However, the information on our website is not a part of this prospectus or any report filed with or furnished to the SEC.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):

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our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on August 9, 2019) (our “Annual Report”);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 1, 2019, and for the quarter ended June 30, 2019, filed with the SEC on August 9, 2019 (collectively, our “Quarterly Reports”);

•	our Current Reports on Form 8-K, filed with the SEC on March 11, 2019 (as to Item 5.02 information only), May 17, 2019 and June 3, 2019;

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the description of our capital stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2015 (as amended by our Current Report on Form 8-K/A, filed with the SEC on December 7, 2015); and

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additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination of this offering.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to:
Corporate Secretary
BMC Stock Holdings, Inc.
8020 Arco Corporate Drive, Suite 400
Raleigh, NC 27617
(919) 431-1000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes or incorporates by reference “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts or present facts or conditions. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology.
The forward-looking statements reflect our views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, without limitation:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	fluctuation of commodity prices and prices of our products as a result of national and international economic and other conditions;

•	the impact of potential changes in our customer or product sales mix;

•	our concentration of business in the Texas, California and Georgia markets;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability and positive cash flows;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term noncancellable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of health and safety laws and regulations;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	our exposure to losses if our insurance coverage is insufficient;

•	our ability to operate on multiple Enterprise Resource Planning information systems and convert multiple systems to a single system;

•	the impact of our indebtedness; and

•	the impact of the various financial covenants in our secured credit agreement and senior secured notes indenture.
Certain of these and other factors are discussed in more detail in “Item 1A. Risk Factors” of our Annual Report and in subsequent filings with the SEC. The forward-looking statements included herein are made only as of the date of this prospectus, and we undertake no obligation to publicly update or review any forward-looking statement made by us or on our behalf, whether as a result of new information, future developments, subsequent events or circumstances or otherwise, unless otherwise required by law.

SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference herein.
Our Company
BMC Stock is one of the leading providers of diversified building products and services in the U.S. residential construction market. Our objective is to provide best-in-class customer service and value-added products to our customers, which are primarily single- and multi-family home builders and professional remodelers. Our product offerings include lumber and lumber sheet goods and an array of value-added products including millwork, doors, windows and structural components such as engineered wood products, floor and roof trusses and wall panels. Our whole-house framing solution, Ready-Frame®, which is one of our fastest growing product offerings, saves builders both time and money and improves job site safety. We also offer our customers important services such as design, product specification, installation and installation management.
Corporate Information
The Company is a Delaware corporation, and its Common Stock is listed on Nasdaq under the ticker symbol “BMCH.” The Company’s principal executive offices are located at 8020 Arco Corporate Drive, Suite 400, Raleigh, NC 27617, and its telephone number is (919) 431-1000. The Company maintains a website at ir.buildwithbmc.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in our Annual Report and our Quarterly Reports (and as updated by any other filings we make with the SEC), which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement accompanying this prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See the sections entitled “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS
Unless indicated otherwise in any applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include financing of acquisitions and capital expenditures, additions to working capital and repayment or redemption of existing indebtedness. Additional information on the use of net proceeds from the sale of securities that we may offer from time to time by this prospectus may be set forth in the applicable prospectus supplement relating to a particular offering.
Unless otherwise indicated in any applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer debt securities, which will be issued under an indenture entered into between us and a banking or financial institution, as trustee, and any guarantors party thereto.
The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
The aggregate principal amount of debt securities that may be issued is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued will be secured or unsecured, and if secured, what the collateral will consist of;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	the events of default with respect to the securities and the right of the trustee or the holders to declare the principal and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any restriction or condition on the transferability of the securities;

•	any provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders of the securities upon the occurrence of specified events; and

•	any other terms of the indenture.
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of our capital stock and provisions of our amended and restated certificate of incorporation and our bylaws and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and our bylaws. References in this section to the “Company,” “we,” “us” and “our” refer to BMC Stock Holdings, Inc. and not to any of its subsidiaries. Our amended and restated certificate of incorporation and our bylaws are incorporated by reference to the registration statement of which this prospectus forms a part as Exhibits 3.1 and 3.2 thereto, respectively.
Authorized capitalization
Our authorized capital stock consists of 300,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of August 22, 2019, we had 66,709,053 shares of Common Stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting rights
Each share of Common Stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of Common Stock are entitled to vote. Our Common Stock votes as a single class on all matters relating to the election of directors on our board of directors and as provided by law. Holders of our Common Stock do not have cumulative voting rights. Except in respect of matters relating to the election of directors on our board of directors and as otherwise provided in our amended and restated certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of the election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of Common Stock.
Dividend rights
The holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Because we are a holding company, our ability to pay dividends on our Common Stock is limited by restrictions on the ability of our subsidiaries to pay dividends or make distributions to us, including restrictions under the terms of the agreements governing our indebtedness.
Liquidation rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our Common Stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our Common Stock.
Other rights
Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are and all shares registered by this prospectus will be, when sold, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Preferred stock
Our amended and restated certificate of incorporation authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the affairs of the Company. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At present, there are no shares of preferred stock issued and outstanding.
Anti-takeover effects of Delaware law and our amended and restated certificate of incorporation and our bylaws
Our amended and restated certificate of incorporation and our bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, could discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Undesignated preferred stock
The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.
Classified board of directors
Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with each class serving three-year staggered terms. In addition, under our amended and restated certificate of incorporation, our directors may only be removed for cause and only upon the affirmative vote of the majority of our outstanding voting stock, at a meeting of our stockholders called for that purpose. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our Company.
Special meetings of stockholders
Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only upon a resolution approved by a majority of the total number of directors that we would have if there were no vacancies.
Requirements for nominations and proposals at stockholder meetings
Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. Our bylaws also provide that nominations of persons for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of our board of directors or any authorized committee thereof, or (ii) provided that our board of directors has determined that directors shall be elected at such meeting, by any stockholder who (1) is a stockholder of record both at the time the notice is given and at the time of the special meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our Company.
Stockholder action by written consent
Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting.
Business combinations with interested stockholders
We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 (“Section 203”) of the Delaware General Corporation Law (“DGCL”), an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that are substantially similar in effect to Section 203. In general, the anti-takeover provisions in our amended and restated certificate of incorporation, like Section 203, prohibit us from engaging in a business combination, such as a merger, with a person or group owning 15% or more of our voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
Requirements for amendments to our amended and restated certificate of incorporation and our bylaws
Our bylaws may be adopted, amended, altered or repealed by either (i) a vote of a majority of the board of directors or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
Our amended and restated certificate of incorporation provides that the provisions of our amended and restated certificate of incorporation relating to the size and composition of our board of directors, limitation on liabilities of directors, stockholder action by written consent, the ability of stockholders to call special meetings, business combinations with interested persons, amendment of our bylaws or our amended and restated certificate of incorporation and a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) as the exclusive forum for certain disputes may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, at a meeting of our stockholders called for that purpose.
Exclusive jurisdiction of certain actions
Our amended and restated certificate of incorporation provides that the exclusive forum for derivative actions brought on behalf of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions will be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).
Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar exclusive jurisdiction provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the exclusive jurisdiction provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.
Listing
Our Common Stock is listed on Nasdaq under the symbol “BMCH.”
Transfer agent and registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, units or purchase contracts issued by us that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.
In addition, to the extent this prospectus is used by any selling securityholder to resell any securities, information with respect to a selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, New York, New York, will serve as counsel to BMC Stock Holdings, Inc.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2018 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

BMC STOCK HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
DEPOSITARY SHARES
WARRANTS
UNITS
PURCHASE CONTRACTS
__________________

PROSPECTUS
__________________
August 23, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the expenses expected to be incurred in connection with the offering described in this registration statement, all of which will be borne by us. All amounts shown are estimated and are based on fees related to the preparation and filing of this registration statement exclusive of any securities offerings hereunder.

SEC registration fee	$	*
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent fees and expenses		(1)
Trustee fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)
___________
*    In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.
(1)    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of the securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if and to the extent required by the DGCL, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified therefor.
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits

Exhibit Number	Description
3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2018 in Commission File No. 001-36050).

3.2	Bylaws of BMC Stock Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 17, 2018 in Commission File No. 001-36050).
4.1
Form of stock certificate (incorporated by reference to Exhibit 4.1 to the Stock Building Supply Holdings, Inc. Registration Statement on Form S-1, as amended, filed with the Commission on June 14, 2013 in Commission File No. 333-189368).

4.2
Registration Rights Agreement, effective as of December 1, 2015, by and among Stock Building Supply Holdings, Inc. and certain stockholders affiliated with Davidson Kempner Capital Management LP, Robotti & Company Advisors, LLC and The Gores Group, LLC (incorporated by reference to Annex G to the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the Commission on November 2, 2015 in Commission File No. 333-206421).

4.3
First Supplement to the Registration Rights Agreement, dated as of May 18, 2016, by and among the Registrant and certain stockholders affiliated with Davidson Kempner Capital Management LP, Robotti & Company Advisors, LLC and The Gores Group, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 24, 2016 in Commission File No. 001-36050).

4.4
Indenture, dated as of September 15, 2016, among BMC East, LLC, the Guarantors named therein and Wilmington Trust, National Association, as Trustee and Notes Collateral Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2016 in Commission File No. 001-36050).

4.5
Form of Senior Indenture (including form of debt securities) (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3ASR filed with the Commission on May 16, 2016 in Commission File No. 333-211394).

4.6*	Form of Guarantee.
4.7*	Form of Depositary Agreement (including form of depositary receipt).
4.8*	Form of Unit Agreement.
4.9*	Form of Warrant Agreement (including form of warrant).
4.10*	Form of Purchase Contract Agreement.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).
25.1	Form T-1 Statement of Eligibility and Qualification.

*    To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on August 23, 2019.

BMC STOCK HOLDINGS, INC.
By:	/s/ James F. Major, Jr.
Name: James F. Major, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer
(principal financial and accounting officer and duly authorized officer)
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Flitman, James F. Major, Jr. and Timothy D. Johnson, and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to execute this registration statement on Form S-3 relating to the registration of an indeterminate aggregate offering price and number or amount of securities of BMC Stock Holdings, Inc., a Delaware corporation, and to sign any and all amendments and supplements thereto, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) and Rule 462(e) under the Securities Act of 1933, as amended, and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statement as such attorneys-in-fact and agents, in each of their sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David E. Flitman	Director, President and Chief Executive Officer	August 23, 2019
David E. Flitman	(principal executive officer)

/s/ James F. Major, Jr.	Executive Vice President, Chief Financial Officer and Treasurer	August 23, 2019
James F. Major, Jr.	(principal financial and accounting officer)

/s/ David Bullock	Director and Chairman of the Board	August 23, 2019
David Bullock

/s/ Mark Alexander	Director	August 23, 2019
Mark Alexander

/s/ Cheemin Bo-Linn	Director	August 23, 2019
Cheemin Bo-Linn

/s/ Cory J. Boydston	Director	August 23, 2019
Cory J. Boydston

/s/ Henry Buckley	Director	August 23, 2019
Henry Buckley

/s/ David L. Keltner	Director	August 23, 2019
David L. Keltner

/s/ Michael Miller	Director	August 23, 2019
Michael Miller

/s/ James O’Leary	Director	August 23, 2019
James O’Leary

/s/ Jeffrey G. Rea	Director	August 23, 2019
Jeffrey G. Rea

/s/ Carl R. Vertuca, Jr.	Director	August 23, 2019
Carl R. Vertuca, Jr.